Exhibit 3.39

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION

Pursuant to Section 18-202 of the Delaware Limited Liability Company Act, the undersigned, in order to change its registered office and registered agent, hereby certifies that:

1.                          The name of the limited liability company is:

NEQSPINE SURGERY, LLC.

2.                          The Certificate of Formation of the limited liability company is hereby amended to change the registered agent and location of the registered office of the limited liability company to the following:

New Name of Registered Agent:

CAPITOL SERVICES, INC.

New Address of Registered Office:

61S SOUTH DUPONT HWY
DOVER, DE19901
KENT COUNTY

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment to the Certificate of Formation this 9th day of September 2005:

NEOSPINE SURGERY LLC
Name of Limited Liability Company

/s/ David L. Cheek
Signature

David Cheek
Printed Name

Secretary/Treasurer
Title

CERTIFICATE OF FORMATION
OF
NEOSPINE SURGERY, LLC

The undersigned authorized person, desiring to form a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, does hereby certify as follows:

I.

The name of the limited liability company is NeoSpine Surgery, LLC (the “LLC”).

II.

The address of the registered office of the LLC in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901, County of Kent. The name of the LLC’s registered agent for services of process in the State of Delaware at such address is National Registered Agents, Inc.

III.

The Certificate of Formation shall be effective upon filing of the Certificate in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of NeoSpine Surgery, LLC on the 25th day of November, 2003.

/s/ Tracy A. Powell
Tracy A. Powell, Authorized Person